UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): October 9, 2016

PRIMO WATER CORPORATION (Exact name of registrant as specified in its charter)

Delaware	001-34850	30-0278688

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 North Cherry Street, Suite 501 Winston-Salem, NC 27101
(Address of Principal Executive Offices)(Zip Code) Registrant’s telephone number, including area code: 336-331-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

Merger Agreement

On October 9, 2016, Primo Water Corporation (the “Company” or “Primo”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Primo Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Glacier Water Services, Inc., a Delaware corporation (“Glacier”), and David Shladovsky (the “Stockholder Representative”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Glacier, with Glacier continuing as the surviving corporation and a wholly-owned subsidiary of Primo (the “Merger”). Primo’s Board of Directors (the “Board”) has, by unanimous vote, approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

The total preliminary transaction consideration is approximately (a) $263.0 million, consisting of approximately $50.0 million in cash, approximately $36.0 million in Primo common stock, and approximately $177.0 million of net indebtedness and preferred stock being assumed and/or retired, in each case, subject to adjustment to the extent Glacier issues additional shares, incurs certain transaction expenses or incurs additional debt in excess of its estimated indebtedness as of October 9, 2016, and (b) the Warrant Consideration (as defined below).   The cash portion of the purchase price, as well as the assumption and retirement of such debt and preferred interests, is expected to be financed with a combination of new debt and cash on Primo’s balance sheet.

At the effective time of the Merger, each share of Glacier common stock (other than any dissenting shares or any shares held by Glacier or any of its subsidiaries) issued and outstanding immediately before the effective time shall be converted into the right to receive the following approximate consideration (the “Per Share Merger Consideration”): (i) $12.12 in cash (the “Cash Consideration”), (ii) 0.87 shares of Primo common stock (subject to the escrow provisions described below) (the “Stock Consideration”) and (iii) a warrant to purchase 0.54 shares of Primo common stock (the “Warrant Consideration”), all upon the surrender of the certificate representing such share of Glacier common stock or an affidavit with respect thereto.  The warrants have an exercise price equal to $11.88 per share of Primo common stock and are subject to vesting pursuant to which approximately one-third of the warrants will vest on the date that is six (6) months following the closing of the Merger (the “Closing Date”), an additional one-third will vest on the date that is nine (9) months following the Closing Date and the remaining one-third will vest on the first anniversary of the Closing Date. The warrants will be exercisable until the fifth anniversary of the Closing Date.  The foregoing Per Share Merger Consideration calculations assume, among other items, that (i) prior to the closing of the Merger, Glacier expects to issue approximately 69,400 shares of Glacier common stock to certain Glacier employees as bonus compensation and (ii) Glacier expects to incur approximately $5.6 million in certain transaction expenses in connection with the Merger.  The foregoing assumptions are only estimates of such figures and thus may be subject to change prior to the closing of the Merger.

Each Glacier stock option outstanding at the effective time of the Merger will be cancelled and each option holder shall receive in exchange, upon receipt by Primo of a duly executed option cancellation agreement and subject to applicable withholding, consideration equal to the difference between (i) the sum of the aggregate per share Cash Consideration and the per share Stock Consideration and (ii) the per share exercise price of such stock option. The consideration payable to holders of Glacier stock options shall be the same mix of cash, shares of Primo common stock and warrants as is payable to Glacier stockholders. In addition, each limited liability company common unit of Glacier’s operating subsidiary, GW Services, LLC held by Glacier Water Holdings, LLC (the “Minority LLC Holder”), will be assigned to Glacier in exchange for the right for the Minority LLC Holder to receive the same payment as if each such limited liability company common unit were instead a share of Glacier common stock.

To secure Glacier’s indemnification obligations under the Merger Agreement, Primo will withhold from Company Holders (as defined in the Merger Agreement) (on a pro rata basis according to their respective interests therein) and deliver seventy-one percent (71%) of the aggregate Stock Consideration into escrow. Subject to any claims for indemnification, the escrow will be released to the Stockholder Representative, on behalf of and for distribution to the former Glacier stockholders, option holders and the Minority LLC Holder, as follows: twenty-five (25%) of the escrow will be released on the date that is six (6) months following the Closing Date, an additional twenty-five (25%) of the escrow will be released on the date that is nine (9) months following of the Closing Date and the remaining fifty percent (50%) of the escrow will be released on the “Final Escrow Release Date”, which means (i) if the Closing Date is on or prior to December 31, 2016, the date that is the first anniversary of the Closing Date or (ii) if the Closing Date is after December 31, 2016, the date that is thirty (30) days following the completion of an independent audit of Primo and its subsidiaries on a consolidated basis following the Merger for the fiscal year ending December 31, 2017.

The Merger is conditioned, among other things, on (i) the approval of the holders of a majority of the outstanding shares of Glacier common stock and (ii) the absence of certain legal impediments to the consummation of the Merger. Each party’s obligation to consummate the Merger is subject to certain other customary conditions, including the accuracy of the other party’s representations and warranties contained in the Merger Agreement (generally subject to certain materiality standards), the other party’s performance in all material respects of all of its obligations under the Merger Agreement and the absence of a Material Adverse Effect (as defined in the Merger Agreement). The Merger Agreement does not contain a financing condition. Subject to the satisfaction of the closing conditions, the parties anticipate that the Merger will be consummated late in 2016, though there can be no assurance that the Merger will be completed in this timeframe.

The Merger Agreement contains representations and warranties customary for transactions of this type. Glacier has agreed to various covenants and agreements, including, among others, customary covenants to conduct Glacier’s business in the ordinary course consistent with past practice prior to the effective time of the Merger, and to obtain the consent of Glacier’s stockholders to adopt and approve the Merger Agreement. Certain Glacier indemnification obligations with respect to breaches of its representations, warranties, covenants, and agreements contained in the Merger Agreement are secured by the escrowed Stock Consideration.

The Merger Agreement contains a non-solicitation provision pursuant to which Glacier is prohibited from initiating, soliciting or encouraging the making of any Acquisition Proposal (as defined in the Merger Agreement). However, prior to obtaining stockholder approval, if Glacier’s Board of Directors receives a Superior Proposal (as defined in the Merger Agreement), then Glacier may terminate the Merger Agreement (and pay Primo a termination fee equal to $7,500,000), subject to Primo’s right to match the Superior Proposal.

The Merger Agreement may be terminated by either Primo or Glacier if (i) the Merger is not consummated by June 30, 2017 or (ii) a court or other governmental instrumentality has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement. The Merger Agreement may be terminated by Primo in the event the written consent of the Glacier stockholders is not delivered in accordance with the timing specified in the Merger Agreement. The Merger Agreement may be terminated by Glacier in the event Primo is unable to obtain financing within 90 days following the satisfaction of all closing conditions, in which case Primo would be obligated to pay Glacier a reverse termination fee equal to $7,500,000. If the Merger Agreement is terminated in certain other circumstances specified in the Merger Agreement, Glacier will be required to pay Primo a termination fee of $7,500,000. The Merger Agreement contains certain other customary termination rights for Primo and Glacier.

The representations, warranties, covenants and agreements of each of Primo, Merger Sub and Glacier contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement. In addition, such representations, warranties, covenants and agreements (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by confidential disclosures made by the parties in connection with the Merger Agreement; (iii) are subject to materiality and other qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about Primo, Glacier or their respective subsidiaries or affiliates. Investors should not rely on the representations, warranties, covenants and agreements or any description thereof as characterizations of the actual state of facts or condition of Primo, Glacier or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties, covenants and agreements may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties and their respective subsidiaries and affiliates that the respective companies include in reports, statements and other filings made with the Securities and Exchange Commission (“SEC”).

Voting Agreements

On October 9, 2016, concurrently with the execution of the Merger Agreement, Primo entered into voting agreements (the “Voting Agreements”) with certain principal stockholders of Glacier (the “Principal Stockholders”) with respect to a portion of the outstanding shares of Glacier common stock held by such Principal Stockholders totaling approximately 33% of all currently outstanding shares of Glacier common stock. Pursuant to the terms of the Voting Agreements, the Principal Stockholders agreed, among other things, to vote all of their shares that are subject to the Voting Agreement in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger, and against any Acquisition Proposal or other action that could prevent, delay, impair, discourage, adversely affect or inhibit the timely consummation of the Merger. During the term of the Voting Agreements, the Principal Stockholders are prohibited from transferring their shares that are subject to the Voting Agreements. The Voting Agreements automatically terminate on the earliest of: (i) the effective time of the Merger; (ii) the valid termination of the Merger Agreement in accordance with its terms, other than in the circumstances set forth in clause (iii) below; (iii) the 6-month anniversary of the valid termination of the Merger Agreement in accordance with its terms in circumstances in which a termination fee is payable by Glacier; and (iv) any amendment by the parties to the Merger Agreement that reduces the amount of consideration payable by Primo, without the prior written consent of the Principal Stockholders.

The foregoing descriptions of the Merger Agreement and the Voting Agreements are not complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the form of Voting Agreement, which are filed as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include the expected completion of the acquisition of Glacier Water Services, Inc., the time frame in which the acquisition will occur, the completion of the transaction on the terms proposed, the financing of the transaction on the terms currently anticipated, the expected benefits to Primo Water Corporation from completing the acquisition, pro forma financial results for the combined companies, and the combined company’s ability to repay debt and reduce leverage. These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are subject to a number of risks and uncertainties.

Factors that could cause actual results to differ include, among other things, the possibility that conditions to the closing of the merger may not be satisfied, the possibility that we may not be able to close the financing necessary to complete the acquisition, the potential impact on the business of the Company or Glacier Water Services, Inc. due to the announcement of the transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, difficulties with the successful integration and realization of the anticipated benefits from the proposed acquisition, the possibility that the Company’s stock price may be affected after the acquisition by factors different than those currently affecting the Company’s stock price, the incurrence of costs related to the acquisition, changes to the Company’s board of directors and management in connection with the acquisition, the impact of the loss or non-retention of certain key personnel during the pendency of the acquisition or thereafter, the termination or renegotiation of agreements with customers, suppliers and other business partners in connection with the acquisition, the possibility that the acquisition may trigger certain change-of-control provisions in agreements with third parties, the possibility that the Company’s financial results following the acquisition may differ materially from the unaudited pro forma financial statements that have been or will be made available, any possible adverse impacts related to the implementation and integration of proper and effective internal controls in the combined company following the acquisition, general economic conditions the possible adverse impacts that decreased discretionary consumer and corporate spending may have on the Company’s business, the possible adverse impacts of currently pending or future litigation proceedings and the Company's need for additional capital following the acquisition.

Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially and adversely from those stated herein.

There are a number of other factors that could cause actual results to differ materially and adversely from those in the forward-looking statements contained in this Current Report on Form 8-K that include, but are not limited to, adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's products and services, the entry of a competitor with greater resources into the marketplace, competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of sales returns associated with product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facility, significant liabilities or costs associated with litigation or other legal proceedings, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 9, 2016 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this Current Report on Form 8-K. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Additional Information and Where to Find It

This Current Report on Form 8-K, including the information contained in the exhibits hereto, does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed transaction between Primo and Glacier. In connection with the proposed transaction, Primo intends to file with the SEC a registration statement on Form S-4, containing a consent solicitation statement of Glacier and a prospectus of Primo. The final consent solicitation statement/prospectus will be delivered to the stockholders of Glacier. This Current Report on Form 8-K is not a substitute for the registration statement, definitive consent solicitation statement/prospectus or any other documents that may be filed with the SEC or sent to stockholders in connection with the proposed transaction. STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE CONSENT SOLICITATION STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Stockholders will be able to obtain copies of the consent solicitation statement/prospectus and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by Primo will be made available free of charge on Primo’s website at www.primowater.com. Investors and shareholders may also read and copy any materials filed with the SEC by the Company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or visit the SEC’s website.

Participants in Solicitation

Primo, Glacier and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of consents in respect of the proposed transaction. Information about the directors and executive officers of Primo is set forth in the proxy statement for Primo’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 29, 2016. Other information regarding the participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the consent solicitation statement/prospectus and other relevant materials filed with the SEC. You may obtain free copies of these documents as described above.

Item 8.01          Other Events

On October 10, 2016, Primo issued a press release announcing the execution of the Merger Agreement as referred to in Item 1.01 above. A copy of the press release is attached as Exhibit 99.2 hereto.

Item 9.01          Financial Statements and Exhibits.

(d)     Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Exhibit Description

2.1*

Agreement and Plan of Merger, dated as of October 9, 2016, by and among Primo Water Corporation, Primo Subsidiary, Inc., Glacier Water Services, Inc. and David Shladovsky, as Stockholder Representative.

99.1	Form of Voting Agreement

99.2	Press release dated October 10, 2016

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Commission upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMO WATER CORPORATION

Date: October 11, 2016	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
October 9, 2016	001-34850

PRIMO WATER CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1*

Agreement and Plan of Merger, dated as of October 9, 2016, by and among Primo Water Corporation, Primo Subsidiary, Inc., Glacier Water Services, Inc. and David Shladovsky, as Stockholder Representative.

99.1	Form of Voting Agreement

99.2	Press release dated October 10, 2016

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Commission upon request.